EXHIBIT 99.1

www.avanex.com

For immediate release

Avanex announces Q1 revenues of $18.1 million

FREMONT, Calif. – (November 3, 2003) – Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next-generation optical networks, today reported results for its first fiscal quarter ended September 30, 2003. The results for the most recent quarter include two months of operating results from the business activities and assets acquired from Alcatel and Corning on July 31, 2003 and one month of operating results from the business activities and assets acquired from Vitesse on August 28, 2003.

First quarter net revenues were $18.1 million, an increase of $12.6 million over the company’s revenues of $5.5 million in the prior quarter ended June 30, 2003. Net revenues for the quarter ended September 30, 2003 increased $12.9 million from $5.2 million in the same quarter of the prior year ended September 30, 2002.

The company reported a net loss of $27.9 million, or $0.26 per share, for the quarter ended September 30, 2003, compared to a net loss of $6.6 million, or $0.10 per share, for the quarter ended June 30, 2003 and a net loss of $70.0 million, or $1.04 per share, for the quarter ended September 30, 2002.

During the quarter ended September 30, 2003, Avanex concluded the purchase of the optical components division of Alcatel (PARIS: CGEP.PA) (NYSE: ALA), and certain assets of the photonics business of Corning (NYSE: GLW) and the purchase of certain assets of the Optical Systems Division of Vitesse Semiconductor Corp. (Nasdaq: VTSS).

Walter Alessandrini, chairman, president and chief executive officer of Avanex, commented, “Avanex is focusing on quickly and effectively integrating these businesses to improve our operating performance. We see significant opportunities for enhancing our business as we increase our penetration with key customers and realize operating savings throughout the organization. We are seeing the initial signs of our success in the integration of these businesses. For example, we successfully implemented a worldwide sales and marketing structure that is aligned with the needs of our customers, and customer response from this initiative has been very positive.

“Over the past few months, Avanex has aggressively moved to build a stronger company through both strategic and tactical acquisitions. We now possess one of the broadest customer bases and product sets in our industry. Considering our solid financial position and leading-edge technology, we believe that Avanex is well positioned to benefit from an upswing in our industry when it occurs. We continue to execute on our strategy to be the leading provider of optical solutions,” said Alessandrini.

Outlook
The Company reconfirmed that it expects second fiscal quarter revenues to be in the $25 million range.

Conference Call
Avanex will host a conference call today, November 3, 2003, at 4:30 p.m. ET. The number for the conference call is 888-658-7305. The password is “Photonics.” A replay of the conference call will be available through November 10, 2003, at 402-998-1792.

About Avanex
Avanex Corporation is a leading global provider of Intelligent Photonic Solutions™ to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion management, switching and routing, transmission, amplification and monitoring and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. Avanex also maintains facilities in Erwin Park, N.Y.; Livingston, U.K.; Nozay, France; and San Donato, Italy. The facilities also are home to Avanex’s Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Web site at: www.avanex.com.

Forward-looking Statements
This press release contains forward-looking statements including forward-looking statements regarding cost reduction and integration measures, expected second fiscal quarter revenues, operating performance results, our competitive position, and anticipated improvements in market conditions. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined Company, the Company’s inability to achieve the anticipated benefits of the acquired businesses, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the Company’s SEC filings including the Company’s Annual Report on Form 10-K filed with the SEC on September 26, 2003.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Investor Relations	Media
Mark Weinswig	Tony Florence
Phone: 510-897-4344	Phone: 510-897-4162
Fax: 510-897-4345	Fax: 510-979-0198
e-mail: mark_weinswig@avanex.com	e-mail: tony_florence@avanex.com

AVANEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended

	September 30,	June 30,	September 30,

	2003	2003	2002

Net revenue	$18,112	$5,463	5,215
Cost of revenue	27,195	6,029	10,602
Stock compensation expense	16	5	17

Gross profit (loss)	(9,099)	(571)	(5,404)
Operating expenses:
Research and development	8,520	3,066	5,820
Sales and marketing	5,033	1,448	1,314
General and administrative	5,297	1,837	1,716
Stock compensation expense	327	336	1,908
Amortization of intangibles	726	—	120
Restructuring charges (recovery)	(155)	(44)	12,745
Merger costs	—	—	4,126

Total operating expenses	19,748	6,643	27,749

Loss from operations	(28,847)	(7,214)	(33,153)
Other income, net	935	608	634

Loss before cumulative effect of an accounting change	(27,912)	(6,606)	(32,519)
Cumulative effect of an accounting change to adopt SFAS 142	—	—	(37,500)

Net loss	$(27,912)	$(6,606)	$(70,019)

Loss per share before cumulative effect of an accounting change	$(0.26)	$(0.10)	$(0.48)
Cumulative per share effect of an accounting change to adopt SFAS 142	—	—	(0.56)

Basic and diluted net loss per common share	$(0.26)	$(0.10)	$(1.04)

Weighted average shares used in computing basic and diluted net loss per common share	107,716	69,105	67,629

Calculation excluding certain items:
GAAP cost of revenue per above, including stock compensation expense	$27,211	$6,034	$10,619
Cost of revenue items:
Provision for excess inventory	—	(185)	(3,672)
Utilization of excess inventory previously written off	590	1,267	928
Stock compensation recovery	(16)	(5)	(17)

	574	1,077	(2,761)

Cost of revenue excluding certain items	27,785	7,111	7,858
GAAP operating expenses per above	19,748	6,643	27,749
Operating expense items:
Stock compensation expense	(327)	(336)	(1,908)
Amortization of intangibles	(726)	—	(120)
Merger costs	—	—	(4,126)
Utilization in R&D of excess inventory previously written off	54	62	72
Litigation and contract settlements	(950)	—	—
Restructuring (charges) recovery	155	44	(12,745)

	(1,794)	(230)	(18,827)

Total operating expenses excluding certain items	$17,954	$6,413	$8,922
Cumulative effect of an accounting change to adopt SFAS 142	$—	$—	$(37,500)
GAAP net loss per above	$(27,912)	$(6,606)	$(70,019)
Items excluded from cost of revenues, operating expenses and SFAS 142 accounting change	1,220	(847)	59,088

Net loss excluding certain items	$(26,692)	$(7,453)	$(10,931)
Basic and diluted net loss per common share	$(0.25)	$(0.11)	$(0.16)

AVANEX CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,	September 30,
	2003	2003	2002

Assets
Current assets:
Cash and cash equivalents	$38,214	$10,639	$21,004
Short-term investments	123,120	76,952	98,892
Accounts receivable, net	15,988	2,614	2,986
Inventories	31,079	3,613	2,757
Other current assets	21,520	1,070	615

Total current assets	229,921	94,888	126,254
Long-term investments	58,434	47,063	42,287
Property and equipment, net	30,359	5,455	13,168
Intangibles, net	17,217	—	1,357
Goodwill	7,664	—	—
Other assets	10,178	7,209	660

Total assets	$353,773	$154,615	$183,726

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$1,848	$3,141	$—
Accounts payable	22,727	5,647	4,702
Current portion of restructuring costs	61,496	6,400	5,718
Other accrued liabilities	22,843	5,816	3,368
Warranty	8,270	2,707	3,366
Current portion of long-term obligations	6,854	4,190	4,837
Accrued compensation and related expenses	11,748	2,279	2,444

Total current liabilities	135,786	30,180	24,435
Restructuring costs	23,624	26,055	23,757
Long-term obligations	13,561	2,118	5,357

Total liabilities	172,971	58,353	53,549
Stockholders’ equity:
Common stock	128	69	69
Additional paid-in capital	592,998	484,028	493,922
Notes receivable from stockholders	—	—	(1,107)
Deferred compensation	(1,128)	(828)	(8,593)
Accumulated deficit	(414,919)	(387,007)	(354,114)
Cumulative translation adjustment	3,723	—	—

Total stockholders’ equity	180,802	96,262	130,177

Total liabilities and stockholders’ equity	$353,773	$154,615	$183,726